EXHIBIT 4.2

AKRON RIVERVIEW CORN PROCESSORS, LLC

SUBSCRIPTION AGREEMENT

Limited Liability Company Membership Units

$1,000 per Unit

Minimum Investment of 25 Units ($25,000)
1 Unit Increments Thereafter ($1,000)

The undersigned subscriber (“Subscriber”), desiring to become a member Akron Riverview Corn Processors, LLC (“ARCP”), an Iowa limited liability company, with its principal place of business at 4808 F Avenue, Marcus, Iowa 51035 hereby subscribes for the purchase of membership units of ARCP, and agrees to pay the related purchase price, identified below.

A.            SUBSCRIBER INFORMATION.   Please print your individual or entity name and address.  If we accept your subscription, the units will be titled in the name of the subscriber as it appears below.  Joint subscribers should provide both names.  Your name and address will be recorded exactly as printed below.  Please provide your home, business and/or mobile telephone number.  If desired, please also provide your e-mail address.

1.	Subscriber’s Printed Name
2.	Title, if applicable
3.	Subscriber’s Address
Street
City, State, Zip Code
4.	E-mail Address
5.	Home Telephone Number
6.	Business Telephone Number
7.	Mobile Telephone Number

B.            NUMBER OF UNITS PURCHASED. You must purchase at least 25 units.  The minimum number of units to be sold is 70,000 and the maximum number of units to be sold in the offering is 100,000.

Unit(s)

C.                                     PURCHASE PRICE.  Indicate the dollar amount of your investment (minimum investment is $25,000).

Total Purchase Price ($1,000 per unit multiplied by number of units)	=	1st Installment (10% of Total Purchase Price)	+	2nd Installment (90% of Total Purchase Price)

1.	=	2.	+	3.

D.            GENERAL INSTRUCTIONS FOR SUBSCRIBERS:

You should read the Prospectus dated [DATE OF EFFECTIVENESS] (the “Prospectus”) in its entirety including the exhibits for a complete explanation of an investment in ARCP.

INSTRUCTIONS IF YOU ARE SUBSCRIBING PRIOR TO THE COMPANY’S RELEASE OF FUNDS FROM ESCROW:  If you are subscribing prior to the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 5 below:

1.             Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.

2.             Immediately provide a personal (or business) check for the first installment of ten percent (10%) of your investment amount.  The check should be made payable to “                                    , escrow agent for ARCP, LLC.”  You will determine this amount in box C.2 on page 1 of this Subscription Agreement.

3.            Execute the Promissory Note and Security Agreement on page 7 of this Subscription Agreement evidencing your commitment to pay the remaining ninety percent (90%) due for the units.  The Promissory Note and Security Agreement is attached to this Subscription Agreement and grants ARCP, LLC a security interest in your units.

4.             Deliver the original executed documents referenced in paragraphs 1 and 3 of these instructions, together with a personal or business check as described in Paragraph 2 of these instructions to:

Akron Riverview Corn Processors, LLC

c/o LSCP, LLLP

4808 F Avenue

Marcus, Iowa 51035

5.            Within 20 days of written notice from ARCP that your subscription has been accepted, you must remit an additional personal (or business) check for the second installment of ninety percent (90%) of your investment amount made payable to “                                          , escrow agent for Akron Riverview Corn Processors, LLC” in satisfaction of the Promissory Note and Security Agreement.  You will determine this amount in box C.3 on page 1 of this Subscription Agreement.  You must deliver this check to the same address set forth above in paragraph 4 within twenty (20) days of the date of ARCP’s written notice. If you fail to pay the second installment pursuant to the Promissory Note and Security Agreement, ARCP shall be entitled to retain your first installment and to seek other damages, as provided in the Promissory Note and Security Agreement.  This means that if you are unable to pay the 90% balance of your investment amount within 20 days of our notice, you may have to forfeit the 10% cash deposit.

Your funds will be placed in ARCP’s escrow account at                                      .  The funds will be released to ARCP or returned to you in accordance with the escrow agreement described in the Prospectus.  ARCP, in its sole discretion, may reject or accept part or all of your subscription.  If ARCP rejects your subscription, your Subscription Agreement and investment will be promptly returned to you, plus nominal interest, less escrow fees.  ARCP may defer consideration of the acceptance or rejection of your subscription until a future date near the end of this offering.

INSTRUCTIONS IF YOU ARE SUBSCRIBING AFTER THE COMPANY’S RELEASE OF FUNDS FROM ESCROW:  If you are subscribing after the Company’s release of funds from escrow, you must follow the instructions contained in paragraphs 1 through 3 below:

1.             Complete all information required in this Subscription Agreement, and date and sign the Subscription Agreement on page 6 and the Member Signature Page to our Operating Agreement attached to this Subscription Agreement as Exhibit A.

2.             Immediately provide your personal (or business) check for the entire amount of your investment (as determined in box C.1 on page 1) made payable to “Akron Riverview Corn Processors, LLC.”

3.             Deliver the original executed documents referenced in paragraph 1 of these instructions, together with your personal or business check as described in paragraph 2 to:

Akron Riverview Corn Processors, LLC

c/o LSCP, LLLP

4808 F Avenue

Marcus, Iowa 51035

If you are subscribing after we have released funds from escrow and we accept your investment, your funds will be immediately at-risk as described in the Prospectus.  ARCP may, in its sole discretion, reject or accept part or all of your subscription.  If ARCP rejects your subscription, your Subscription Agreement and investment will be returned to you promptly.  ARCP may defer consideration of the acceptance or rejection of your subscription until a future date near the end of this offering.

You may direct your questions to any of our directors or officers listed below or to ARCP c/o LSCP, LLLP at (712) 376-2800.

NAME	POSITION	PHONE NUMBER
Steve Roe	Chief Executive Officer	(712) 376-2800
Gary Grotjohn	Chief Financial Officer	(712) 376-2800
Myron Pingel	Vice Chairman and Director	(712) 225-2167
Tim Ohlson	Secretary and Director	(712) 443/8816
Verdell Johnson	Director	(712) 436-2215
Vince Davis	Director	(712) 299-1212

E.             Additional Subscriber Information.  Subscriber, named above, certifies the following under penalties of perjury:

1.                                       Form of Ownership.  Check the appropriate box (one only) to indicate form of ownership. If the subscriber is a Custodian, Corporation, Partnership or Trust, please provide the additional information requested.

☐                                    Individual

☐                                    Joint Tenants with Right of Survivorship (Both signatures must appear on page 6.)

☐                                    Corporation, Limited Liability Company or Partnership (Corporate Resolution, Operating Agreement or Partnership Agreement must be enclosed.)

☐                                    Trust

Trustee’s Name:
Trust Date:

☐            Other: Provide detailed information in the space immediately below.

2.                                       Subscriber’s Taxpayer Information.  Check the appropriate box if you are a non-resident alien, a U.S. Citizen residing outside the United States, and/or subject to backup withholding.  All individual subscribers should provide their Social Security Numbers.  Trusts should provide the trust’s taxpayer identification number.  Custodians should provide the minor’s Social Security Number.  Other entities should provide the entity’s taxpayer identification number.

☐                                    Check box if you are a non-resident alien

☐                                    Check box if you are a U.S. citizen residing outside of the United States

☐                                    Check this box if you are subject to backup withholding

Subscriber’s Social Security No.
Taxpayer Identification No.
Joint Subscriber’s Social Security No.

3.                                       Member Report Address.  If you would like duplicate copies of member reports sent to an address that is different than the address identified in section A, please complete this section.

Address:

4.                                       State of Residence.

State of Principal Residence:
State where driver’s license is issued:
State where resident income taxes are filed:

State(s) in which you have maintained your principal residence during the past three years:

a	b.	c.

5.                                       Suitability Standards.  You cannot invest in ARCP unless you meet one of the following suitability tests (a or b) set forth below.  Please review the suitability tests and check the box next to the following suitability test that you meet.  For husbands and wives purchasing jointly, the tests below will be applied on a joint basis.

a.  ☐                    I (We) have annual income from whatever source of at least $65,000 and a net worth of at least $65,000, exclusive of home, furnishings and automobiles; or

b.  ☐                   I (We) have a net worth of at least $175,000, exclusive of home, furnishings and automobiles.

6.                                       Subscriber’s Representations and Warranties.  You must read and certify your representations and warranties by placing your initials where indicated and by signing and dating this Subscription Agreement.  Joint subscribers are also required to initial and sign as indicated.

(Initial here) (Joint initials) By signing below the subscriber represents and warrants to ARCP that he, she or it:

a. has received a copy of ARCP’s Prospectus dated [DATE OF EFFECTIVENESS] and the exhibits thereto;

b.             has been informed that the units of ARCP are offered and sold in reliance upon a federal securities registration; state registrations in Iowa, Nebraska and South Dakota; and exemptions from securities registrations in various other states, and understands that the units to be issued pursuant to this subscription agreement can only be sold to a person meeting requirements of suitability;

c.             has been informed that the securities purchased pursuant to this Subscription Agreement have not been registered under the securities laws of any state other than Iowa, Nebraska and South Dakota and that ARCP is relying in part upon the representations of the undersigned Subscriber contained herein;

d.             has been informed that the securities subscribed for have not been approved or disapproved by the SEC, or the Iowa, Nebraska and South Dakota Securities Departments or any other regulatory authority, nor has any regulatory authority passed upon the accuracy or adequacy of the Prospectus;

e.             intends to acquire the units for his/her/its own account without a view to public distribution or resale and that he/she/it has no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of any units or any portion thereof to any other person;

f.              understands that there is no present market for ARCP’s membership units, that the membership units will not trade on an exchange or automatic quotation system, that no such market is expected to develop in the future and that there are significant restrictions on the transferability of the membership units;

g.             has been encouraged to seek the advice of his legal counsel and accountants or other financial advisers with respect to investor-specific tax and/or other considerations relating to the purchase and ownership of units;

h.             has received a copy of the ARCP Operating Agreement, dated November 27, 2006, and understands that upon closing the escrow by ARCP, the subscriber and the membership units will be bound by the provisions of the Operating Agreement which contains, among other things, provisions that restrict the transfer of membership units;

i.              understands that the units are subject to substantial restrictions on transfer under certain tax and securities laws along with restrictions in the ARCP Operating Agreement, and agrees that if the membership units or any part thereof are sold or distributed in the future, the subscriber shall sell or distribute them pursuant to the terms of the Operating Agreement, and the requirements of the Securities Act of 1933, as amended, and applicable tax and securities laws;

j. meets the suitability test marked in Item E.5 above and is capable of bearing the economic risk of this investment, including the possible total loss of the investment;

k.             understands that ARCP will place a restrictive legend on any certificate representing any unit containing substantially the following language as the same may be amended by the Directors of ARCP in their sole discretion:

THE TRANSFERABILITY OF THE MEMBERSHIP UNITS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED. SUCH UNITS MAY NOT BE SOLD, ASSIGNED, OR TRANSFERRED, AND NO ASSIGNEE, VENDEE, TRANSFEREE OR ENDORSEE THEREOF WILL BE RECOGNIZED AS HAVING ACQUIRED ANY SUCH UNITS FOR ANY PURPOSES, UNLESS AND TO THE EXTENT SUCH SALE, TRANSFER, HYPOTHECATION, OR ASSIGNMENT IS PERMITTED BY, AND IS COMPLETED IN STRICT ACCORDANCE WITH, APPLICABLE FEDERAL AND STATE LAW AND THE TERMS AND CONDITIONS SET FORTH IN THE OPERATING AGREEMENT OF THE COMPANY, AS AMENDED FROM TIME TO TIME.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE SOLD, OFFERED FOR SALE OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH TRANSACTION IS EXEMPT FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND UNDER APPLICABLE STATE SECURITIES LAWS.

l.              understands that, to enforce the above legend, ARCP may place a stop transfer order with its registrar and stock transfer agent (if any) covering all certificates representing any of the membership units;

m. may not transfer or assign this Subscription Agreement, or any of the subscriber’s interest herein without the prior written consent of ARCP;

n. has written his, her, or its correct taxpayer identification number under Item E.2 on this Subscription Agreement;

o.             is not subject to back up withholding either because he, she or it has not been notified by the Internal Revenue Service (“IRS”) that he, she or it is subject to backup withholding as a result of a failure to report all interest or dividends, or the IRS has notified him, her or it that he is no longer subject to backup withholding (Note this clause (o) should be crossed out if the backup withholding box in Item E.2 is checked);

p.             understands that execution of the attached Promissory Note and Security Agreement will allow ARCP or its assigns to pursue the obligor for payment of the amount due thereon by any legal means, including, but not limited to, acquisition of a judgment against the obligor in the event that the subscriber defaults on that Promissory Note and Security Agreement; and

q. acknowledges that ARCP may retain possession of certificates representing subscriber’s units to perfect its security interest in those units.

Signature of Subscriber/Joint Subscriber:

Date:

Individuals:	Entities:

Name of Individual Subscriber (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Subscriber (Please Print)	Signature of Officer

Signature of Joint Individual Subscriber

ACCEPTANCE OF SUBSCRIPTION BY AKRON RIVERVIEW CORN PROCESSORS, LLC:

Akron Riverview Corn Processors, LLC hereby accepts Subscriber’s subscription for                         units.

Dated this                 day of                                           , 200         .

Akron Riverview Corn Processors, LLC

By:

Its:

PROMISSORY NOTE AND SECURITY AGREEMENT

Date of Subscription Agreement:                                                                , 200     .

$1,000 per Unit

Minimum Investment of 25 Unit ($25,000); Units Sold in 1 Unit Increments Thereafter ($1,000 each)

Number of Units Subscribed

Total Purchase Price ($10,000 per unit multiplied by number of units subscribed)

( )	Less Initial Payment (10% of Principal Amount)

Principal Balance

FOR VALUE RECEIVED, the undersigned hereby promises to pay to the order of Akron Riverview Corn Processors, LLC, an Iowa limited liability company (“ARCP”), at its principal office located at 4808 F Avenue, Marcus, Iowa 51035, or at such other place as required by ARCP, the Principal Balance set forth above in one lump sum to be paid without interest within 20 days following the call of the ARCP Board of Directors, as described in the Subscription Agreement.  In the event the undersigned fails to timely make any payment owed, the entire balance of any amounts due under this full recourse Promissory Note and Security Agreement shall be immediately due and payable in full with interest at the rate of 12% per annum from the due date and any amounts previously paid in relation to the obligation evidenced by this Promissory Note and Security Agreement may be forfeited at the discretion of ARCP.

The undersigned agrees to pay to ARCP on demand, all costs and expenses incurred to collect any indebtedness evidenced by this Promissory Note and Security Agreement, including, without limitation, reasonable attorneys’ fees.  This Promissory Note and Security Agreement may not be modified orally and shall in all respects be governed by, construed, and enforced in accordance with the laws of the State of Iowa.

The provisions of this Promissory Note and Security Agreement shall inure to the benefit of ARCP and its successors and assigns, which expressly reserves the right to pursue the undersigned for payment of the amount due thereon by any legal means in the event that the undersigned defaults on obligations provided in this Promissory Note and Security Agreement.

The undersigned waives presentment, demand for payment, notice of dishonor, notice of protest, and all other notices or demands in connection with the delivery, acceptance, performance or default of this Promissory Note and Security Agreement.

The undersigned grants to ARCP, and its successors and assigns (“Secured Party”), a purchase money security interest in all of the undersigned’s membership units of ARCP now owned or hereafter acquired. This security interest is granted as non-exclusive collateral to secure payment and performance on the obligation owed Secured Party from the undersigned evidenced by this Promissory Note and Security Agreement. The undersigned further authorizes Secured Party to retain possession of certificates representing such membership units and to take any other actions necessary to perfect the security interest granted herein.

Dated:                        , 200       .

OBLIGOR/DEBTOR:	JOINT OBLIGOR/DEBTOR:

Printed or Typed Name of Obligor	Printed or Typed Name of Joint Obligor

By:	By:
(Signature)	(Signature)

Officer Title if Obligor is an Entity

Address of Obligor

Exhibit A

MEMBER SIGNATURE PAGE

ADDENDUM TO THE
OPERATING AGREEMENT
OF AKRON RIVERVIEW CORN PROCESSORS, LLC

The undersigned does hereby warrant, represent, covenant and agree that:  (i) the undersigned, as a condition to becoming a Member in Akron Riverview Corn Processors, LLC, has received a copy of the Operating Agreement dated November 27, 2006, and, if applicable, all amendments and modifications thereto; (ii) the undersigned shall be subject to and comply with all terms and conditions of such Operating Agreement in all respects, as if the undersigned had executed said Operating Agreement on the original date thereof; and (iii) the undersigned is and shall be bound by all of the provisions of said Operating Agreement from and after the date of execution of this Addendum.

Individuals:	Entities:

Name of Individual Member (Please Print)	Name of Entity (Please Print)

Signature of Individual	Print Name and Title of Officer

Name of Joint Individual Member (Please Print)	Signature of Officer

Signature of Joint Individual Member

With respect to this Member Signature Page, the Member’s Class of Membership Units is Class:
(Identify)               A  ☐                       B  ☐

Agreed to and Accepted on Behalf of the

Company and its Members:

AKRON RIVERVIEW CORN PROCESSORS, LLC

By:

Its: